                                                                     Exhibit 15

                           HARTFORD LIFE INSURANCE COMPANY
                                         AND
                     HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

                                  POWER OF ATTORNEY

                                   Gregory A. Boyko
                                   John P. Ginnetti
                                     Lynda Godkin
                                   Thomas M. Marra
                                   Lowndes A. Smith
                                 Raymond P. Welnicki
                                 Lizabeth H. Zlatkus

do hereby jointly and severally authorize Lynda Godkin, Marianne O'Doherty and Leslie T. Soler to sign as their agent, any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of the Hartford Life Insurance Company and Hartford Life and Accident Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

      /s/ JOHN P. GINNETTI                            Dated:       10/9/97
---------------------------------
        John P. Ginnetti

     /s/ LYNDA GODKIN                                 Dated:       10/9/97
---------------------------------
       Lynda Godkin

     /s/ THOMAS M. MARRA                              Dated:       10/9/97
---------------------------------
       Thomas M. Marra

     /s/ LOWNDES A. SMITH                             Dated:       10/1/97
---------------------------------
       Lowndes A. Smith

    /s/ RAYMOND P. WELNICKI                           Dated:       10/9/97
---------------------------------
      Raymond P. Welnicki

     /s/ LIZABETH H. ZLATKUS                          Dated:       10/9/97
---------------------------------
       Lizabeth H. Zlatkus